Exhibit 10.99

THIRD AMENDMENT TO PURCHASE AND SALE CONTRACT
(110 separate tracts of Real Property located in: Tarrant, Johnson, Dallas and Ellis Counties, Texas)

This THIRD AMENDMENT TO PURCHASE AND SALE CONTRACT (hereafter called the “Amendment”) is made by and between Apple Nine Ventures Ownership, Inc., a Virginia corporation (hereafter called “Seller”) and 111 Realty Investors, LP, a Texas limited partnership (hereafter called “Purchaser”).  This Amendment shall be effective as of the date written below.

WITNESSETH:

WHEREAS, Seller and Purchaser executed that certain Purchase and Sale Contract (the “Contract”) with an effective date of August 3, 2011 with respect to 110 separate tracts of Real Property located in: Tarrant, Johnson, Dallas and Ellis Counties, Texas and as more particularly described therein (hereafter called the “Land”); and

WHEREAS, Seller and Purchaser amended the Contract by executing that certain First Amendment To Purchase and Sale Contract (the “First Contract Amendment”) with an effective date of  October 6, 2011; and

WHEREAS, Seller and Purchaser amended the Contract by executing that certain Second Amendment To Purchase and Sale Contract (the “Second Contract Amendment”) with an effective date of November 30, 2011; and

WHEREAS, the Seller and Purchaser desire to modify and amend the Contract as herein set forth.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.	Section 6, sub-paragraph (a) of the Contract shall be deleted in its entirety and replaced with the following:

(a)
The closing (“Closing”) of the sale of the Property by Seller to Purchaser shall occur through the office of the Title Company, on or before April 30th, 2012. However, in the event that the Tenant exercises its option to acquire any number of the Sites the Closing shall be extended for an additional period of time that is consistent with the specified time provisions as stated in Section 25 (b) of the CHK Lease.

2.	Capitalized terms herein shall have the meaning stated in the Contract unless otherwise defined herein.

3.	Except as modified and amended hereby, the Contract shall continue in full force and effect, and is hereby ratified and affirmed.

4.	This Amendment may be executed in multiple counterparts, and by facsimile, each of which shall be deemed to be an original, and all of which together shall constitute but one agreement.

5.	The terms of this Amendment shall control over any conflicts between the terms of the Contract and the terms of this Amendment.

This Amendment shall be effective as of January 31, 2012.

Purchaser:	Seller:
Apple Nine Ventures Ownership, Inc.
111 Realty Investors, LP,	a Virginia corporation
a Texas limited partnership

By: 111 GP, Inc.,
a Texas corporation, its general partner

By: /s/ Michael J. Mallick	By: David Buckley
Name: Michael J. Mallick	Name: David Buckley
Title: President	Title: Vice President